Exhibit 10.20

AMENDMENT NO. 1 TO ESCROW AGREEMENT

THIS AMENDMENT NO. 1 TO ESCROW AGREEMENT (this “Amendment”), is made and entered into as of August 11, 2016, by and among CIM Commercial Trust Corporation, a Maryland corporation (the “Company”), International Assets Advisory, LLC, a Delaware limited liability company, as dealer manager for the Company (the “Dealer Manager”), and UMB Bank, N.A., as escrow agent (the “Escrow Agent”).

WHEREAS, the Company is registering for sale in a public offering (the “Offering”) a minimum of (a) 10,000 units, having a purchase price of $25 per unit, for an aggregate minimum offering amount of $250,000, consisting of (i) 10,000 shares of Series A Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”), and (ii) warrants (“Warrants”) to purchase 2,500 shares of common stock, par value $0.001 per share (“Common Stock”), of the Company, and a maximum of (b) 36,000,000 units, having a purchase price of $25 per unit, for an aggregate offering amount of $900,000,000, consisting of (i) 36,000,000 shares of Series A Preferred Stock, and (ii) Warrants to purchase 9,000,000 shares of Common Stock, pursuant to the Company’s Registration Statement on Form S-11 (File No. 333-210880), as amended from time to time;

WHEREAS, in connection with the Offering, the Company, the Dealer Manager and the Escrow Agent have entered into an Escrow Agreement, dated June 28, 2016 (the “Escrow Agreement”); and

WHEREAS, the parties to the Escrow Agreement wish to amend the Escrow Agreement to change the Minimum Amount.

NOW THEREFORE, the Company, the Dealer Manager, and the Escrow Agent hereby modify and amend the Escrow Agreement and agree as follows:

1.              Defined Terms. Capitalized terms used herein and not defined herein shall have the meanings set forth in the Escrow Agreement.

2.              Amendment of Minimum Amount.  The Minimum Amount, as defined in the Escrow Agreement, is hereby amended to be 10,000 units, having a purchase price of $25 per unit, for an aggregate offering amount of $250,000, consisting of (i) 10,000 shares of Series A Preferred Stock and (ii) Warrants to purchase 2,500 shares of Common Stock.

3.              Amendment. This Amendment may be amended or modified only by a written instrument executed by the parties hereto.

4.              Governing Law. This Amendment shall be construed, performed, and enforced in accordance with, and governed by, the internal laws of the State of California, without giving effect to the principles of conflicts of laws thereof.

5.              Counterparts. This Amendment may be executed (including by facsimile transmission) with counterpart signature pages or in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed the day and year first set forth above.

CIM COMMERCIAL TRUST CORPORATION

/s/ David Thompson
Name: David Thompson
Title: Chief Financial Officer

INTERNATIONAL ASSETS ADVISORY, LLC as Dealer Manager

/s/ David Weinberger
Name: David Weinberger
Title: Chief Operating Officer

UMB BANK, N.A., as Escrow Agent

/s/ Lara L. Stevens
Name:	Lara L. Stevens
Title:	Vice President